Exhibit 23A(3)

                              ARTICLES OF AMENDMENT
                                       TO
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     For the
                             PENN STREET FUND, INC.

     THE PENN STREET FUND, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

     SECOND: The charter of the Corporation, as amended, supplemented and restated (the "Charter"), is further amended by deleting the series of common stock of the Corporation known as "The Andrew Portfolio from Article FIFTH.

     THIRD: The foregoing amendments to the Charter of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and are limited to changes expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The amendments to the Charter of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the class of common stock of the Corporation that is the subject of the amendments.

     FIFTH: These Articles of Amendment shall become effective on the 19th day of November, 2003.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed (or attested) by its Secretary on November 19, 2003.

                                        PENN STREET FUND, INC.

                                        By: _________________________________
                                            G. Michael Mara
                                            President
Witness:  (Attest)

___________________________________
Maria McGarry, Esq.
Secretary

     THE UNDERSIGNED, President of PENN STREET FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment to the Articles of Amendment and Restatement of Penn Street Fund, Inc., as amended, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                        _____________________________
                                        Name: G. Michael Mara
                                        Title: President

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